Exhibit T3A-17

CERTIFICATE OF INCORPORATION

OF

PBL INC.

The undersigned hereby submits this Certificate of Incorporation for the purpose of forming a business corporation under the General Corporation Law of the State of Delaware:

1. The name of the corporation is PBL Inc.

2. The address of the corporation’s registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar and No Cents ($1.00).

5. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the sole incorporator are:

Matthew S. Churchill

Robinson, Bradshaw & Hinson, P.A.

101 North Tryon Street, Suite 1900

Charlotte, North Carolina 28246

7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any amendment, modification or repeal of this section shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed and the facts herein stated are true as of this 29th day of April, 1999.

/S/ MATTHEW S. CHURCHILL
Matthew S. Churchill
Sole Incorporator

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